Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Artesyn Technologies, Inc. (the “Company”) on Form 10-Q for the period ending September 26, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph M. O’Donnell, Co-Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph M. O’Donnell

Joseph M. O’Donnell Chairman and Chief Executive Officer November 7, 2003